CONTRIBUTION AGREEMENT

                                     BETWEEN

                                 SERVATRON, INC.

                                       AND

                                   ITRON, INC.





                                  May 15, 2000









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                                               TABLE OF CONTENTS


                                                                            Page

ARTICLE I
SALE OF ASSETS AND CLOSING.....................................................1

         1.1      Assets Transferred...........................................1
         1.2      Liabilities..................................................1
         1.3      Purchase Price; Allocation...................................2
         1.4      Closing......................................................2
         1.5      Further Assurances; Post-Closing Cooperation.................2

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ITRON........................................3

         2.1      Organization of ITRON........................................3
         2.2      Authority; Binding Nature of Agreement.......................3
         2.3      Noncontravention.............................................4
         2.4      Books and Records.................................... .......4
         2.5      No Undisclosed Liabilities...................................4
         2.6      No Warranties................................................4
         2.7      Brokers............................................... ......4
         2.8      Product Liability............................................4
         2.9      Transition Benefits..........................................4

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SERVATRON....................................4

         3.1      Organization.................................................4
         3.2      Authority....................................................5
         3.3      Capitalization...............................................5
         3.4      Noncontravention.............................................5
         3.5      Brokers......................................................5
         3.6      Legal Proceedings............................................5
         3.7      Insurance....................................................6
         3.8      Labor Matters................................................6
         3.9      Environmental, Health, and Safety Matters....................6
         3.10     Employee Benefits............................................6
         3.11     Tax Matters..................................................6
         3.12     Intellectual Property........................................7

ARTICLE IV
COVENANTS OF ITRON.............................................................7

         4.1      Regulatory and Other Approvals...............................7
         4.2      Securities Law Matters.......................................8
         4.3      Notice and Cure..............................................8
         4.4      Fulfillment of Conditions....................................8



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ARTICLE V
COVENANTS OF SERVATRON.........................................................8

         5.1      Regulatory and Other Approvals...............................8
         5.2      Notice and Cure..............................................9
         5.3      Fulfillment of Conditions....................................9

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF SERVATRON.........................................9

         6.1      Representations and Warranties...............................9
         6.2      Performance.................................................10
         6.3      Closing Certificates........................................10
         6.4      Orders and Laws.............................................10
         6.5      Regulatory Consents and Approvals...........................10
         6.6      Opinion of Counsel..........................................10
         6.7      Shareholders' Agreement.....................................10
         6.8      Deliveries..................................................10
         6.9      Completion of Due Diligence.................................11
         6.10     Proceedings.................................................11

ARTICLE VII
CONDITIONS TO OBLIGATIONS OF ITRON............................................11

         7.1      Representations and Warranties..............................11
         7.2      Performance.................................................11
         7.3      Closing Certificates........................................11
         7.4      Orders and Laws.............................................11
         7.5      Regulatory Consents and Approvals...........................11
         7.6      Opinion of Counsel..........................................12
         7.7      Shareholders' Agreement.....................................12
         7.8      Completion of Due Diligence.................................12
         7.9      Proceedings.................................................12

ARTICLE VIII
NON-SOLICITATION..............................................................12


ARTICLE IX
SURVIVAL OF REPRESENTATIONS, WARRANTIES,
         COVENANTS AND AGREEMENTS.............................................12


ARTICLE X
INDEMNIFICATION...............................................................13

         10.1     ITRON's Indemnification.....................................13
         10.2     Servatron's Indemnification.................................13
         10.3     Indemnification Procedure...................................13
         10.4     Exclusivity.................................................14

ARTICLE XI
TERMINATION...................................................................14

         11.1     Termination.................................................14
         11.2     Effect of Termination.......................................14

ARTICLE XII
DEFINITIONS...................................................................15

         12.1     Defined Terms...............................................15
         12.2     Construction of Certain Terms and Phrases...................19

ARTICLE XIII
MISCELLANEOUS.................................................................19

         13.1     Notices.....................................................19
         13.2     Entire Agreement............................................20
         13.3     Expenses....................................................20
         13.4     Public Announcements........................................20
         13.5     Confidentiality.............................................21
         13.6     Waiver......................................................21
         13.7     Amendment...................................................21
         13.8     No Third Party Beneficiary..................................21
         13.9     No Assignment; Binding Effect...............................21
         13.10    Headings 22
         13.11    Arbitration.................................................22
         13.12    Invalid Provisions..........................................22
         13.13    Governing Law...............................................22
         13.14    Remedies................................................... 23
         13.15    Attorneys'Fees..............................................23
         13.16    Counterparts................................................23






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                         CONTRIBUTION AGREEMENT BETWEEN
                         SERVATRON, INC. AND ITRON, INC.


         THIS  CONTRIBUTION  AGREEMENT,  dated as of May 15,  2000,  is made and entered into by and between SERVATRON, INC., a Washington corporation ("Servatron"), and ITRON, INC., a Washington corporation ("ITRON"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 12.1.

                                                   RECITALS

         A. ITRON is engaged in the business of manufacturing and selling data acquisition and wireless communication equipment for collecting and analyzing electric, gas, and water usage data; and

         B. ITRON desires to sell, transfer and assign to Servatron, and Servatron desires to purchase and acquire from ITRON, certain of the assets of ITRON relating to the operation of ITRON's manufacturing and depot service business.

         C. As consideration for the sale of the manufacturing equipment, Servatron has agreed to issue, and ITRON has agreed to accept, 3,000,000 shares of Servatron's Series A Preferred Stock.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
                           SALE OF ASSETS AND CLOSING

1.1 Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, ITRON will sell, transfer, convey, assign and deliver to Servatron, and Servatron will purchase and pay for, at the Closing, free and clear of all Liens other than Permitted Liens, all of ITRON's right, title and interest in, to and under the assets of ITRON listed in Section 1.1 of the Disclosure Schedule, as the same shall exist on the Closing Date (collectively, the "Assets"):

1.2 Liabilities. Except for obligations assumed in connection with the Depot Repair Services Agreement and the Manufacturing Agreement, Servatron shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of ITRON. ITRON shall be responsible for any and all Liabilities of any kind, character or description arising from the Assets prior to the Closing Date. Servatron shall be responsible for any and all Liabilities of any kind, character or description arising from the Assets as of the Closing Date.

1.3      Purchase Price; Allocation.

(a) Purchase Price. The consideration to be paid by Servatron to ITRON for the Assets is the issuance to ITRON of 3,000,000 shares of preferred stock, $0.001 par value per share, of Servatron ("Servatron Preferred Stock"), which number of shares shall be equal to thirty percent (30%) of the fully diluted issued and outstanding shares of common stock of Servatron as of the date of Closing (including any issued and outstanding convertible preferred stock of Servatron and any shares of stock of Servatron reserved or set aside for issuance by Servatron pursuant to stock options, warrants or other rights).

(b) Servatron and ITRON agree that the Assets have a fair market value of One Million Dollars ($1,000,000) and agree to allocate that amount to the Assets as set forth in Disclosure Schedule 1.1.

1.4 Closing. The Closing will take place at the offices of Graham & Dunn PC, located at 1420 Fifth Avenue, 33rd Floor, Seattle, Washington 98101, or at such other place as Servatron and ITRON mutually agree, at 11:00 A.M. Pacific Standard Time, on May 15, 2000, or if the conditions specified in Articles VI and VII are not satisfied on the Closing Date, at such later date when such conditions are satisfied, as agreed to by the parties. ITRON will assign and transfer to Servatron good and valid title in and to the Assets (free and clear of all Liens by delivery of the duly executed: (a) Bill of Sale substantially in the form of Exhibit A hereto (the "Bill of Sale"), (b) Manufacturing Agreement;
(c) Depot Repair Services Agreement; (d) Shareholders Agreement; (e) Closing Certificate of ITRON; (f) Secretary's Certificate of ITRON; and (g) Opinion of Counsel from ITRON's Counsel. At Closing Servatron shall deliver to ITRON the duly executed: (a) original Stock Certificate representing the Servatron Preferred Stock; (b) Manufacturing Agreement; (c) Depot Repair Services Agreement; (d) Shareholders Agreement; (e) Closing Certificate of Servatron; (f) Secretary's Certificate of Servatron; and (g) Opinion of Counsel from Servatron's Counsel.

1.5      Further Assurances; Post-Closing Cooperation.

(a) At any time or from time to time after the Closing, at Servatron's request and without further consideration, ITRON shall execute and deliver to Servatron such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Servatron may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Servatron, and to confirm Servatron's title to, all of the Assets, and, to the full extent permitted by Law, to put Servatron in actual possession and operating control of the Assets (the "Assignment Instruments") and to assist Servatron in exercising all rights with respect thereto, and otherwise to cause ITRON to fulfill its obligations under this Agreement and the Operative Agreements.

(b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Assets in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement or any Operative Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding. Further each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

(c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Assets not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by either party in accordance with this paragraph shall be held confidential by such party in accordance with Section 13.5.

(d) Notwithstanding anything to the contrary contained in this Section 1.5, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance paragraphs (b) or
(c) of this Section shall be subject to applicable rules relating to discovery.

ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                                      ITRON

ITRON hereby represents and warrants to Servatron as follows:

2.1 Organization of ITRON. ITRON is a corporation validly existing under the Laws of the State of Washington, and has full corporate power and authority to own, use and lease the Assets.

2.2 Authority; Binding Nature of Agreement. ITRON has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to sell and transfer (pursuant to this Agreement) the Assets. The execution and delivery by ITRON of this Agreement and the Operative Agreements to which it is a party, and the performance by ITRON of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of ITRON. This Agreement has been duly and validly executed and delivered by ITRON, and upon the execution and delivery by ITRON of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of ITRON enforceable against ITRON in accordance with their terms.

2.3 Noncontravention. The execution, delivery and performance by ITRON of each of this Agreement and the consummation of the transactions contemplated hereby, do not violate or contravene any provision of its articles or certificate of incorporation or by-laws and do not violate any applicable rule of Governmental or Regulatory Authorities or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which it is a party or by which it may be bound, which violation, breach or default would have an ITRON Material Adverse Effect.

2.4 Books and Records. Except as set forth in Section 2.4 of the Disclosure Schedule, none of the Books and Records are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of one or more Employees.

2.5 No Undisclosed Liabilities. Except as disclosed in Section 2.5 of the Disclosure Schedule, ITRON has good, indefeasible, and merchantable title to and ownership of the Assets free and clear of all Liens. There are no Liabilities or Liens against, relating to or affecting any of the Assets.

2.6 No Warranties. ITRON does not warrant the condition of the Assets. All Assets are provided "as is, where is," FOB ITRON's plant.

2.7 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by ITRON directly with Servatron without the intervention of any Person on behalf of ITRON in such manner as to give rise to any valid claim by any Person against Servatron for a finder's fee, brokerage commission or similar payment.

2.8 Product Liability. To the Knowledge of ITRON, ITRON has no Liability, and there is no known basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against ITRON giving rise to any Liability, arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product distributed, sold or delivered by ITRON that was manufactured using the Assets.

2.9 Transition Benefits. ITRON shall provide those Servatron employees who were previously employed by ITRON and who are listed on Schedule 2.9 attached hereto ("Former Employees") with the transition benefits listed on such schedule for the time periods specified thereon. The Former Employees and Larry Panattoni shall not be subject to the non-solicitation provisions of Article VIII.

ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SERVATRON

Servatron hereby represents and warrants to ITRON as follows:

3.1 Organization. Servatron is a corporation validly existing under the Laws of the State of Washington. Servatron has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

3.2 Authority. Servatron has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to sell and transfer (pursuant to this Agreement) the Assets. The execution and delivery by Servatron of this Agreement and the Operative Agreements to which it is a party, and the performance by Servatron of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Servatron and the Shareholders. This Agreement has been duly and validly executed and delivered by Servatron, and upon the execution and delivery by Servatron of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Servatron enforceable against Servatron in accordance with their terms.

3.3 Capitalization. The authorized capital stock of Servatron is as set forth in
Section 3.3 of the Disclosure Schedule. No shares of such capital stock are issued and outstanding except for the shares as identified in Section 3.3 of the Disclosure Schedule. The shares of capital stock of Servatron are owned of record and beneficially by the Persons in the number set forth in Section 3.3 of the Disclosure Schedule. All such shares of capital stock are validly issued, fully paid and nonassessable. Except as set forth on Section 3.3 of the Disclosure Schedule, there are no (i) securities convertible into or exchangeable for any of the capital stock or other securities of Servatron, (ii) options, warrants or other rights to purchase or subscribe to capital stock or other securities of Servatron or securities which are convertible into or exchangeable for capital stock or other securities of Servatron, (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of Servatron, any such convertible or exchangeable securities or any such options, warrants or other rights or (iv) other Persons with an ownership interest in the assets, properties or business of Servatron.

3.4 Noncontravention. The execution, delivery and performance by Servatron of each of this Agreement and the consummation of the transactions contemplated hereby, do not violate or contravene any provision of its articles or certificate of incorporation or by-laws and do not violate any applicable rule of Governmental or Regulatory Authorities or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which it is a party or by which it may be bound, which violation, breach or default would have a Servatron Material Adverse Effect.

3.5 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Servatron directly with ITRON without the intervention of any Person on behalf of Servatron in such manner as to give rise to any valid claim by any Person against Servatron for a finder's fee, brokerage commission or similar payment.

3.6 Legal Proceedings. Except as disclosed in Section 3.6 of the Disclosure Schedule there are no pending or, to Servatron's knowledge, threatened actions, claims, investigations, suits or proceedings, by or before any governmental authority, arbitrator, court or administrative agency that could have an Servatron Material Adverse Effect.

3.7 Insurance. All current policies of insurance of any kind or nature owned by or issued to Servatron, including, without limitation, policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of its size and character.

3.8 Labor Matters. Other than any of the following which in the aggregate have no reasonable likelihood of having an Servatron Material Adverse Effect: (i) there are no strikes, work stoppages, slowdowns or lockouts pending or to Servatron's knowledge threatened against or involving it; (ii) there are no arbitrations or grievances pending or to its knowledge threatened against or involving it; (iii) there is no organizing activity involving it pending or to its knowledge threatened by any labor union or group of employees; (iv) there are no representation proceedings pending against it or to its knowledge threatened with the National Labor Relations Board; (v) no labor organization or group of its employees has made a pending demand on it for recognition; (vi) there are no unfair labor practice charges, grievances or complaints pending or in process or to its knowledge threatened by or on behalf of any employee or group of its employees; (vii) there are no complaints or charges against it pending or to its knowledge threatened to be filed with any federal, state or local court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to its employment of any individual; and
(viii) it is in material compliance with all applicable rules and orders of Governmental or Regulatory Authorities, and all orders of any Governmental Authority or arbitrator, relating to the employment of labor including all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes. As of the date hereof Servatron is not a party to, and has no obligations under, any collective bargaining agreement.

3.9 Environmental, Health, and Safety Matters. Except as disclosed in Disclosure
Schedule 3.9, Servatron is in compliance in all material respects with all Environmental Laws applicable to it, other than such noncompliance as in the aggregate will not have an Servatron Material Adverse Effect. Servatron has not received notice that it is the subject of any federal or state investigation evaluating whether any Remedial Action is needed. There have been no Releases by Servatron that could reasonably be expected to result in an Servatron Material Adverse Effect.

3.10  Employee  Benefits.  Except as  disclosed  in  Disclosure  Schedule  3.10,
Servatron is in compliance in all material respects with the applicable provisions of ERISA. Servatron has not violated any provision of any Plan maintained or contributed to by it in a manner that could result in a Material Adverse Effect. No "reportable event" (as defined in Title IV of ERISA) has occurred and is continuing with respect to any Plan initiated by it.

3.11 Tax Matters. Except as disclosed in Disclosure Schedule 3.11, Servatron has filed, or caused to be filed, all federal, state, local and foreign tax returns required to be filed by it, and has paid, or caused to be paid, all taxes as are shown on such returns, or on any assessment received by it, to the extent that such taxes have become due, except as otherwise contested in good faith. Servatron has set aside proper amounts on its books, determined in accordance with GAAP, for the payment of all taxes for the years that have not been audited by the respective tax authorities and for taxes being contested by it.

3.12 Intellectual Property. Except as disclosed in Disclosure Schedule 3.12, Servatron owns or licenses or otherwise has the right to use all material licenses, Permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including without limitation, all trade names. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Servatron infringes upon or conflicts with any rights owned by any other Person, which infringement or conflict is reasonably likely to have an Servatron Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or, to its knowledge, threatened, the existence of which is reasonably likely to have an Servatron Material Adverse Effect. No patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to its knowledge, proposed, other than those the consequences of which in the aggregate have no reasonable likelihood of having an Servatron Material Adverse Effect.

ARTICLE IV
                               COVENANTS OF ITRON

         ITRON hereby covenants and agrees with Servatron that, at all times from and after the date of this Agreement until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, for a period of two (2) years after the Closing, ITRON will comply with all covenants and provisions of this Article IV, except to the extent Servatron may otherwise consent in writing.

4.1 Regulatory and Other Approvals. ITRON will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of ITRON to consummate the transactions contemplated hereby and by the Operative Agreements, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Servatron or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Servatron as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Servatron to consummate the transactions contemplated hereby and by the Operative Agreements. ITRON will provide prompt notification to Servatron when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Servatron of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

4.2 Securities Law Matters. ITRON agrees to hold the Servatron Preferred Stock received pursuant to this Agreement pursuant to the terms of the investment letter attached hereto as Exhibit B.

4.3 Notice and Cure. ITRON will notify Servatron in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Servatron with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to ITRON, occurring after the date of this Agreement that causes or will cause any covenant or agreement of ITRON under this Agreement to be breached or that renders or will render untrue any representation or warranty of ITRON contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. ITRON also will notify Servatron in writing (where appropriate, through updates to the Disclosure Schedule) of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes Known to ITRON, of any representation, warranty, covenant or agreement made by ITRON in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Servatron's right to seek indemnity under Article X.

4.4 Fulfillment of Conditions. ITRON will execute and deliver at the Closing each Operative Agreement that ITRON is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Servatron contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

ARTICLE V
                             COVENANTS OF SERVATRON

         Servatron covenants and agrees with ITRON that, at all times from and after the date of this Agreement until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, for a period of two (2) years after the Closing, Servatron will comply with all covenants and provisions of this Article V, except to the extent ITRON may otherwise consent in writing.

5.1 Regulatory and Other Approvals. Servatron will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Servatron to consummate the transactions contemplated hereby and by the Operative Agreements, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as ITRON or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with ITRON as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of ITRON to consummate the transactions contemplated hereby and by the Operative Agreements. Servatron will provide prompt notification to ITRON when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise ITRON of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

5.2 Notice and Cure. Servatron will notify ITRON in writing of, and contemporaneously will provide ITRON with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Servatron, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Servatron under this Agreement to be breached or that renders or will render untrue any representation or warranty of Servatron contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Servatron also will notify ITRON in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes Known to Servatron, of any representation, warranties, covenant or agreement made by Servatron in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit ITRON's right to seek indemnity under
Article X.

5.3 Fulfillment of Conditions. Servatron will execute and deliver at the Closing each Operative Agreement that Servatron is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of ITRON contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

ARTICLE VI
                     CONDITIONS TO OBLIGATIONS OF SERVATRON

         The obligations of Servatron hereunder to purchase the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Servatron in its sole discretion):

6.1 Representations and Warranties. Each of the representations and warranties made by ITRON in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

6.2 Performance. ITRON shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement or any Operative Agreement to be so performed or complied with by ITRON at or before the Closing.

6.3 Closing Certificates. ITRON shall have delivered to Servatron a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of ITRON, substantially in the form and to the effect of Exhibit C hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of ITRON, substantially in the form and to the effect of Exhibit D hereto.

6.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Servatron, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Servatron or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

6.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Servatron and ITRON to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Servatron, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

6.6 Opinion of Counsel. Servatron shall have received the opinion of Perkins Coie. LLP, counsel to ITRON, dated the Closing Date, substantially in the form and to the effect of Exhibit E hereto.

6.7 Shareholders' Agreement. ITRON shall have entered into a shareholders' agreement and a stock restriction agreement, substantially in the form and to the effect of Exhibit F hereto (the "Shareholders' Agreement").

6.8 Deliveries. ITRON shall have delivered to Servatron the Bill of Sale and the other Assignment Instruments.

6.9 Completion of Due Diligence. Servatron shall have completed its due diligence review of ITRON and shall have been satisfied, in its sole discretion, with the results thereof.

6.10 Proceedings. All proceedings to be taken on behalf of ITRON in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Servatron, and Servatron shall have received copies of all such documents and other evidences as Servatron may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF ITRON

         The obligations of ITRON hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by ITRON in its sole discretion):

7.1 Representations and Warranties. Each of the representations and warranties made by Servatron in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

7.2 Performance. Servatron shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement or any Operative Agreement to be so performed or complied with by Servatron at or before the Closing.

7.3 Closing Certificates. Servatron shall have delivered to ITRON a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of Servatron, substantially in the form and to the effect of Exhibit G hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Servatron, substantially in the form and to the effect of Exhibit H hereto.

7.4 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to ITRON, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to ITRON or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

7.5 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit ITRON and Servatron to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

7.6 Opinion of Counsel. ITRON shall have received the opinion of Graham & Dunn PC, counsel to Servatron, dated the Closing Date, substantially in the form and to the effect of Exhibit I hereto.

7.7 Shareholders' Agreement. The shareholders of Servatron listed in Section 3.3 of the Disclosure Schedule shall have entered into the Shareholders' Agreement.

7.8 Completion of Due Diligence. ITRON shall have completed its due diligence review of Servatron and shall have been satisfied, in its sole discretion, with the results thereof.

7.9 Proceedings. All proceedings to be taken on the part of Servatron in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to ITRON, and ITRON shall have received copies of all such documents and other evidences as ITRON may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE VIII
                                NON-SOLICITATION

         Servatron agrees not to solicit or hire any employees of ITRON for one year from the date of this Agreement. ITRON agrees not to hire any employees of Servatron for one year from the date of this Agreement. Notwithstanding the foregoing, Servatron may hire employees of ITRON who have been terminated by ITRON or who have resigned at ITRON's request and ITRON may hire employees of Servatron who have been terminated by Servatron who have resigned at Servatron's request.

ARTICLE IX
                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

         Notwithstanding any right of Servatron to investigate the accuracy of the representations and warranties of the other party contained in this
Agreement, ITRON and Servatron have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of ITRON and Servatron contained in this Agreement will survive the Closing (a) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to the representations and warranties or (b) with respect to the covenants or agreements contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is stated for twelve (12) months after Closing, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (a) or (b) above will continue to survive if a claim for indemnity shall have been made under Article IX on or prior to such termination date, until such claim has been satisfied or otherwise resolved.

ARTICLE X
                                 INDEMNIFICATION

10.1 ITRON's Indemnification. ITRON shall indemnify the Servatron Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of ITRON contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein) and for any Losses or Liabilities arising from the Assets incurred prior to the Closing Date.

10.2 Servatron's Indemnification. Servatron shall indemnify the ITRON Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Servatron contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein) and for any Losses or Liabilities arising from the Assets arising on or after the Closing Date.

10.3     Indemnification Procedure.

(a) Upon obtaining knowledge thereof, the party to be indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party hereunder (the "Indemnitor") in writing of any damage, claim, loss, liability or expense or other matter which the Indemnitee has determined has given or could give rise to a claim for which indemnification rights are granted hereunder (such written notice referred to as the "Notice of Claim"). The Notice of Claim shall specify, in all reasonable detail, the nature and estimated amount of any such claim giving rise to a right of indemnification, to the extent the same can reasonably be estimated. Any failure on the part of an Indemnitee to give timely notice to the Indemnitor of a claim shall not affect the right of the Indemnitee to obtain indemnification from the Indemnitor with respect to such claim unless the Indemnitor is actually harmed by such failure to notify, and, in such case, only to the extent of such actual harm.

(b) With respect to any matter set forth in a Notice of Claim relating to a third party claim the Indemnitor shall defend, in good faith and at its expense, any such claim or demand, and the Indemnitee, at its expense, shall have the right to participate in the defense of any such third party claim. So long as Indemnitor is defending, in good faith, any such third party claim, the Indemnitee shall not settle or compromise such third party claim. The Indemnitee shall make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any third party claim and shall cooperate fully with the Indemnitor in the defense of all such claims. If the Indemnitor does not defend any such third party claim or if the Indemnitor does not provide the Indemnitee with prompt and reasonable assurances that the Indemnitor will satisfy the third party claim, the Indemnitee may, at its option, elect to defend any such third party claim, at the Indemnitor's expense, but subject to the Indemnitor's right to assume such defense from the Indemnitee at any time. An Indemnitor may not settle or compromise any claim without obtaining a full and unconditional release of the Indemnitee, unless the Indemnitee consents in writing to such settlement or compromise.

10.4 Exclusivity. After the Closing, to the extent permitted by Law, the indemnities set forth in this Article X shall be the exclusive remedies of Servatron, ITRON and their respective officers, directors, employees, agents and Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to be performed of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

ARTICLE XI
                                   TERMINATION

11.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a) at any time before the Closing, by mutual written agreement of ITRON and Servatron;

(b) at any time before the Closing, by ITRON or Servatron, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

(c) at any time  after  June  30,  2000  (the  "Termination  Date")  by ITRON or
Servatron upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

11.2 Effect of Termination.  If this Agreement is validly terminated pursuant to
Section 11.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of ITRON or Servatron (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 11.1(b) or (c), ITRON will remain liable to Servatron for any breach of this Agreement by ITRON existing at the time of such termination, and Servatron will remain liable to ITRON for any breach of this Agreement by Servatron existing at the time of such termination, and ITRON or Servatron may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

ARTICLE XII
                                   DEFINITIONS

12.1     Defined Terms.

(a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "AAA" has the meaning ascribed to it in Section 13.11.

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Contribution Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.3 and 7.3, as the same shall be amended from time to time.

                  "Assets" has the meaning ascribed to it in Section 1.1.

                   "Assignment Instruments" has the meaning ascribed to it in
Section 1.5.

                   "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets of such Person, including, without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, contracts, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                   "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Washington are authorized or obligated to close.

                  "Closing" means the closing of the transactions contemplated by Section 1.5.

                  "Closing Date" means the date specified in Section 1.5.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Condition of the Assets" means the business, condition (financial or otherwise), results of operations, and Assets.

                  "Disclosure Schedule" means the record delivered by the parties and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Servatron and ITRON pursuant to this Agreement.

                  "Employee" means each employee or officer of ITRON primarily engaged in the conduct of the business dependent upon the Assets.

                  "Environmental Law" means all applicable federal, state and local laws, statutes, ordinances and regulations, and any applicable judicial or administrative interpretation, order, consent decree or judgment, relating to the regulation and protection of the environment. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. ss. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300f et seq.); and their state and local counterparts or equivalents and any applicable transfer of ownership notification or approval statutes.

                  "GAAP"  means  generally   accepted   accounting   principles,
consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Indemnified Party" means a Servatron Indemnified Party or a ITRON Indemnified Party.

                  "Indemnitee" has the meaning ascribed to it in Section 10.3.

                  "Indemnitor" has the meaning ascribed to it in Section 10.3.

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, Software and other computer programs (including all source codes) and related documentation, research products, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

                  "IRS" means the United States Internal Revenue Service.

                  "ITRON" has the meaning ascribed to it in the forepart of this Agreement.

                  "ITRON Indemnified Parties" means Servatron and its respective officers, directors, employees, agents and Affiliates.

                  "ITRON Material Adverse Effect" means any event, occurrence, fact, condition, change or effect that is materially financially adverse to the business, operations, results of operations, condition (financial or otherwise), prospects, properties (including intangible properties), assets (including intangible assets) or liabilities of ITRON.

                  "Knowledge of Servatron" or "Known to Servatron" means the knowledge of any officer, director or key employees of Servatron.

                  "Knowledge of ITRON" or "Known to ITRON" means the knowledge of any officer, director or key employee of ITRON.

                  "Laws"   means  all  laws,   statutes,   rules,   regulations,
ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Licenses"  means  all  licenses,  permits,   certificates  of
authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

                  "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "Manufacturing Agreement" means the Manufacturing Agreement between Servatron, Inc. and ITRON, Inc. dated May 15, 2000.

                  "Notice of Claim" has the meaning ascribed to it in
Section 10.3.

                  "Operative Agreements" means, collectively, the Bill of Sale and the other Assignment Instruments, the Shareholders' Agreement, the Manufacturing Agreement, the Depot Repair Services Agreement and any support or other agreements to be entered into in connection with this transaction.

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Permit" means any permit, approval,  authorization,  license,
variance  or  permission  required  from  a  Governmental   Authority  under  an
applicable governmental rule.

                  "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien.

                  "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Purchase Price" has the meaning ascribed to it in
Section 1.3(a).

                  "Release" means, as to any Person, any unpermitted spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the environment.

                  "Remedial Action" means all actions required to clean up, remove, prevent or minimize a Release or threat of Release or to perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Servatron" has the meaning ascribed to it in the forepart of this Agreement.

                  "Servatron Indemnified Parties" means ITRON and its respective officers, directors, employees, agents and Affiliates.

                  "Servatron Preferred Stock" has the meaning ascribed to it in
Section 1.3(a).

                  "Servatron Material Adverse Effect" means any event, occurrence, fact, condition, change or effect that is materially adverse to the business, operations, results of operations, condition (financial or otherwise), prospects, properties (including intangible properties), assets (including intangible assets) or liabilities of Servatron.

                  "Shareholders" mean all the holders of capital stock of ITRON.

                  "Shareholders' Agreement" has the meaning ascribed to it in
Section 6.7.

                  "Tax Returns" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  "Taxes" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental or Regulatory Authority.

                  "Termination Date" has the meaning ascribed to it in
Section 11.1(c).

12.2 Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of ITRON in connection with the business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE XIII
                                  MISCELLANEOUS

13.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

                  If to Servatron, to:

                  Servatron, Inc.
                  East 15520 Fairview Avenue
                  Spokane, WA  99216
                  (502) 891-3110
                  Facsimile No.: (509) 891-3110
                  Attn: Larry Panattoni (509) 891-3100

                  with a copy to:

                  Graham & Dunn PC
                  1420 Fifth Avenue, 33rd Floor
                  Seattle, WA  98101
                  Facsimile No.: (206) 340-9599
                  Attn:  Michael Tobiason, Esq.

                  If to ITRON, to:

                  ITRON, Inc.
                  2818 North Sullivan Road
                  Spokane, WA  99216
                  Facsimile No.: (509) 891-3334
                  Attn: Chief Executive Officer

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

13.2 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including, without limitation, that certain letter of intent dated March 15, 2000, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

13.3 Expenses. Except as otherwise expressly provided in this Agreement (including, without limitation, as provided in Section 11.2), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

13.4 Public Announcements. At all times at or before the Closing, ITRON and Servatron will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom ITRON sells goods or provides services in connection with the Assets or with whom ITRON otherwise has significant business relationships in connection with the Assets with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. ITRON and Servatron will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

13.5 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate), unless (a) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (b) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Servatron's use of documents and information concerning the Assets furnished by ITRON hereunder.

13.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

13.7 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

13.8 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article X.

13.9 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Servatron may assign any or all of its rights, interests and obligations hereunder (including, without limitation, its rights under Article X) to (i) a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve Servatron of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

13.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

13.11 Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be submitted to and be finally resolved by arbitration, pursuant to the provisions of the United States Arbitration Act (9 U.S.C. ss. 1 et seq.), to be conducted by an arbitration service mutually agreed upon by the parties, with such arbitration to be held in Spokane, Washington in accordance with the American Arbitration Association's ("AAA") Commercial Arbitration Rules then in effect. If the parties cannot agree upon the arbitration service to conduct the arbitration in Spokane, then the arbitration shall be conducted by Judicial Dispute Resolution, LLC, and shall be held in Seattle, Washington. If the amount in controversy is less than $500,000, the arbitration shall be conducted by a single arbitrator; if the amount in controversy is $500,000 or more, the arbitration shall be conducted by a panel of three arbitrators. The arbitrator(s) shall be selected by mutual agreement of the parties. If the parties cannot agree on the selection of the arbitrator(s) then the arbitrator(s) shall be chosen by Judicial Dispute Resolution, LLC. Each party hereby irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in accordance with Section 13.1 of this Agreement. The arbitrator(s) shall render a judgment of default against any party who fails to appear in a properly noticed arbitration proceeding. Any award or decision rendered in such arbitration shall be final and binding on both parties, and judgment may be entered thereon in any court of competent jurisdiction if necessary; provided, however, that the arbitrators' decision is subject to judicial review as provided by applicable law. Either party may apply for and obtain from any court of competent jurisdiction relief in the nature of temporary interlocutory relief, provided such party simultaneously submits the matter in controversy to arbitration for final resolution of the merits of such controversy or claim pursuant to this Section 13.11.

13.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

13.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Washington applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington without reference to its choice of law rules. The parties hereby irrevocably consent to exclusive personal jurisdiction and venue in the state and federal courts located in Spokane County, Washington with respect to any actions, claims or proceedings arising out of or in connection with this Agreement, and agree not to commence or prosecute any such action, claim or proceeding other than in the aforementioned courts.

13.14 Remedies. With respect to the obligations of Section 2.9 hereof, each of the parties expressly acknowledges and agrees that the other party would be damaged irreparably in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any court of competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity.

13.15 Attorneys' Fees. The prevailing party in any arbitration, legal or equitable proceedings brought hereunder will be awarded reasonable attorneys' fees, expert witness costs and expenses, and all other costs and expenses incurred directly or indirectly in connection with such proceeding.

13.16   Counterparts.   This   Agreement  may  be  executed  in  any  number  of
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

PURCHASER:                                ITRON:
Servatron, Inc., a Washington             ITRON, Inc., a Washington corporation
corporation



  By: ________________________            By: ____________________
      /s/Larry Panattoni                      /s/Robert Nielsen
      President                               COO